UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2014

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 13, 2014, the Company held its Annual Meeting of Shareholders. At the Annual Meeting, (i) twelve members were elected to serve as directors of the Company; (ii) the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014 was ratified; and (iii) the compensation of the Company’s named executive officers was approved in an advisory vote. Each of these proposals is described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 25, 2014 (the “Proxy Statement”). The final results for the votes regarding each proposal are set forth below.

The directors elected to the Company’s Board for terms expiring at the Annual Meeting in the year 2015, as well as the number of votes cast for, votes cast against, votes abstained and broker non-votes with respect to each of these individuals are set forth below:

	For	Against	Abstain	Broker Non-Votes
Marcello V. Bottoli	63,349,390	80,254	80,143	3,330,186
Linda B. Buck	63,309,214	120,330	80,243	3,330,186
J. Michael Cook	61,373,025	2,051,784	84,978	3,330,186
Roger W. Ferguson, Jr.	63,274,435	153,769	81,583	3,330,186
Andreas Fibig	63,315,749	112,327	81,711	3,330,186
Christina Gold	63,331,953	98,483	79,351	3,330,186
Alexandra A. Herzan	61,712,395	1,714,041	83,351	3,330,186
Henry W. Howell, Jr.	63,017,568	411,937	80,282	3,330,186
Katherine M. Hudson	63,324,559	105,709	79,519	3,330,186
Arthur C. Martinez	60,686,150	2,636,689	186,948	3,330,186
Dale F. Morrison	63,366,186	62,961	80,640	3,330,186
Douglas D. Tough	59,680,281	3,604,740	224,766	3,330,186

The proposal to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for 2014 received the following votes:

For	Against	Abstain	Broker Non-Votes
64,071,611	2,118,822	649,540	0

The advisory proposal to approve the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure, received the following votes:

For	Against	Abstain	Broker Non-Votes
58,653,281	3,337,629	1,518,877	3,330,186

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Kevin C. Berryman
Name:	Kevin C. Berryman
Title:	Executive Vice President and Chief Financial Officer
Date:	May 13, 2014